Exhibit 99.1

HEARING SCHEDULED IN THE DELAWARE COURT OF CHANCERY
FOR AUGUST 27, 2007 TO ESTABLISH THE VALID APPROVAL AND CONSUMMATION OF THE MERGER BETWEEN PHARMATHENE, INC.
AND HEALTHCARE ACQUISITION CORP.

PharmAthene, Inc. Annapolis, MD. August 17, 2007 (AMEX: PIP) announced today that a hearing has been scheduled by the Delaware Court of Chancery for 2:00 p.m. on Monday, August 27, 2007, in an action filed by PharmAthene stockholder Matthew P. Kinley pursuant to Section 225(b) of the Delaware General Corporation Law seeking a determination from the Delaware Court of Chancery that the merger between PharmAthene, Inc. and Healthcare Acquisition Corp. (the “Merger”) was validly approved at the Special Meeting of Stockholders of Healthcare Acquisition Corp. on August 3, 2007 and thereafter consummated by the filing of a Certificate of Merger with the Delaware Secretary of State. By this press release, PharmAthene is providing notice to all holders of the common stock of PharmAthene, Inc. (formerly known as Healthcare Acquisition Corp.) of the pending judicial action in the Delaware Court of Chancery.

As previously disclosed in the press release dated August 6, 2007, the tabulation of the number of shares demanding conversion into a right to receive cash rather than shares in the post-merger entity was initially misreported to the Special Meeting of Stockholders of Healthcare Acquisition Corp. by its transfer agent. Following that misreporting, certain of the officers, directors and stockholders of Healthcare Acquisition Corp. and certain stockholders of PharmAthene purchased additional shares of common stock of Healthcare Acquisition Corp., reducing the number of conversion elections and allowing for consummation of the Merger. In his Complaint, PharmAthene stockholder Matthew P. Kinley alleges that the stockholder action taken at the Special Meeting of Stockholders of Healthcare Acquisition Corp. on August 3, 2007 was sufficient to approve the Merger. PharmAthene has consummated the Merger in accordance with the wishes of over 75% of Healthcare Acquisition Corp.'s stockholders who voted in favor of the Merger, but the board of directors of PharmAthene has made a determination to refrain from releasing the funds held in trust to PharmAthene absent a determination by the Delaware Court of Chancery that the Merger was validly approved and consummated. Accordingly, Plaintiff Matthew P. Kinley, a substantial stockholder of PharmAthene, commenced litigation in the Delaware Court of Chancery to determine the validity of the Merger.

During the hearing before the Delaware Court of Chancery at 2:00 p.m. on Monday, August 27, 2007, Plaintiff Matthew P. Kinley will ask the Court to issue a final order and judgment ruling that the Merger was validly approved and consummated in accordance with Delaware law. If granted, the final order and judgment would be binding on PharmAthene and all former, current and future stockholders of PharmAthene. Any stockholder who wishes to object to the Delaware Court of Chancery’s confirmation of the validity of the Merger must either submit an objection in writing prior to the hearing or must appear in person or by counsel at the hearing. Failure to submit a timely objection or to appear at the hearing may preclude later challenge to the validity and consummation of the Merger. If you have any questions or concerns, you are urged to contact the PharmAthene representative listed below for more information.

The action filed by Plaintiff Matthew P. Kinley is captioned Matthew P. Kinley v. Healthcare Acquisition Corp., n/k/a PharmAthene, Inc., C.A. No. 3161-CC. A copy of the Complaint can be obtained from PharmAthene. The Answer to the Complaint that PharmAthene has filed admits the facts alleged therein and agrees that the request for judicial determination under §225(b) of the Delaware General Corporation Law is appropriate. The location where the hearing will be conducted, as well as the address to which any objections are to be delivered, is as follows:

Delaware Court of Chancery
New Castle County Courthouse
500 North King Street
Wilmington, DE 19801

Copies of any written objections should also be served on the following attorneys of record in the pending action:

John L. Reed, Esq.
Edwards Angell Palmer & Dodge LLP
919 N. Market Street, 15th Floor
Wilmington, DE 19801
(302) 777-7770
Counsel for the Plaintiff

Christopher A. Selzer, Esq.
McCarter & English, LLP
405 N. King Street
Wilmington, DE 19801
(302) 984-6300
Counsel for PharmAthene

Additional Information

PHARMATHENE CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR "FORWARD- LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF PHARMATHENE REGARDING, AMONG OTHER THINGS, THE POTENTIAL DETERMINATIONS BY A COURT OF CHANCERY IN DELAWARE AS TO THE VALIDITY OF THE APPROVAL OF THE MERGER, WHICH CANNOT BE PREDICTED WITH CERTAINTY. NO ASSURANCES CAN BE GIVEN THAT OTHER PARTIES WILL NOT OPPOSE CONFIRMATION OF SUCH VALIDITY. IN THE EVENT THAT THE DELAWARE COURT OF CHANCERY DOES NOT AFFIRM SUCH VALIDITY, PHARMATHENE COULD BE REQUIRED TO LIQUIDATE ANY FUNDS THEN HELD IN TRUST. THIS PROCEEDING WILL NOT AFFECT THE DISTRIBUTION OF THE TRUST FUND TO STOCKHOLDERS WHO ELECTED CONVERSION.

About PharmAthene, Inc.

PharmAthene is a biodefense company formed in 2001 to meet the critical needs of the United States by developing biodefense products. PharmAthene is dedicated to the rapid development of important and novel biotherapeutics to address biological pathogens and chemicals that may be used as weapons of bioterror. PharmAthene's lead programs include Valortim(TM) and Protexia®. For more information on PharmAthene, please visit its website at http://www.PharmAthene.com.